EXHIBIT 99.1

News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.Conduent.com

Conduent Reports Third Quarter 2017 Results; Operating Income and Adjusted EBITDA Rise; Strong Cash Flow and Adjusted EPS; Healthy Renewal Rate

Financial and Operational Highlights

•	Revenue of $1,480 million

•	Net loss of ($17) million, GAAP EPS ($0.09)

•	Adjusted net income of $48 million and Adjusted EPS $0.22

•	Adjusted EBITDA of $174 million, up 3% year-over-year

•	Strong cash flow from operations of $104 million and free cash flow of $73 million

•	Renewal rate of 98% and $657 million of renewal TCV

•	Divested five businesses resulting in $56 million of proceeds

•	Completed second repricing of Term Loan B, reduced interest rate by 250 bps since beginning of year

FLORHAM PARK, NJ, November 8, 2017 - Conduent (NYSE: CNDT), the world's largest provider of diversified business services, today announced its third quarter 2017 financial results.

“We delivered another solid quarter while rightsizing the company through divestitures and strategic actions, positioning us to amplify our core,” said Ashok Vemuri, CEO of Conduent. “In the third quarter, we made progress on contract remediation and improved our technology-led vertical go-to-market strategy. Profitability in our commercial segment improved and we achieved strong renewal rates, pipeline growth and improved delivery across our portfolio of offerings. We are progressing well on our path to building a sustainable, predictable and profitable enterprise that will be a leader in our industry.”

EXHIBIT 99.1

Third Quarter 2017 Results

Third quarter 2017 revenues were $1,480 million, down (7%) compared to Q3 2016. Pre-tax income was $13 million compared to $2 million in Q3 2016. The company reported EPS from continuing operations of ($0.09) versus $0.01 in the same period last year.

Third quarter adjusted operating income was $111 million, with an adjusted operating margin of 7.5% as compared to $97 million, with an adjusted operating margin of 6.1% in Q3 2016. Adjusted EBITDA improved 3.0% to $174 million, with an adjusted EBITDA margin of 11.8%, as compared with $169 million, with an adjusted EBITDA margin of 10.6% in Q3 2016. The company reported adjusted EPS of $0.22 compared to $0.24 in Q3 2016.

Conduent generated $104 million in cash flow from operations during the third quarter 2017 and ended the quarter with a cash balance of $468 million. Total debt was $2,062 million as of September 30, 2017.

Headcount of approximately 90,000 as of September 30, 2017 compared with approximately 96,000 as of December 31, 2016.

Total contract value (TCV) signings of $1,048 million for the quarter were down (32%) compared with Q3 2016, impacted by slower than anticipated decision making and lower overall renewal opportunity.

Financial and Strategic Outlook

Conduent provided the following guidance ranges for FY 2017, which includes the impact of businesses divested in Q3 2017:

(in millions)	FY 2016	FY 2017E
Revenue	$6,408	Down 4.5-6.5% (CC)
Adjusted EBITDA	$635	Up ~5%
Free Cash Flow	$(81)	20-30% of Adj. EBITDA

Note: Please refer to the "Non-GAAP Outlook" in the Non-GAAP section below for certain non-GAAP information concerning outlook

"Our third quarter results demonstrate progress in our strategic transformation initiative and the stabilization of our core business as we grew Adjusted EBITDA by 11% and 3% compared with Q2 2017 and Q3 2016, respectively. As a result, I believe we are well positioned entering the fourth quarter," said

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Brian Webb-Walsh, CFO of Conduent. "Our 2017 guidance reflects the fourth quarter impact from divestitures completed year-to-date. We are also targeting an additional $250 to $500 million of revenue for potential divestiture in the near term. Our free cash flow improved again this quarter and we continued to strengthen our balance sheet by repricing our Term Loan B. We have now reduced the interest rate by a total of 250 basis points since the start of the year."

Conference Call

Management will present the results during a conference call and webcast on November 8, 2017 at 10 a.m. Eastern.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-883-0383 (international dial-in 412-902-6506) at approximately 9:45 a.m. ET. The conference ID for this call is 8630093.

A recording of the conference call will be available by calling 877-344-7529, or 412-317-0088 one hour after the conference call concludes on November 8, 2017. The replay ID is 10112510.

About Conduent

Conduent (NYSE: CNDT) is the world’s largest provider of diversified business services with leading capabilities in transaction processing, automation and analytics. The company’s global workforce is dedicated to helping its large and diverse client base deliver quality services to the people they serve. These clients include 76 of the Fortune 100 companies and over 500 government entities.

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily.  Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning - Conduent manages and modernizes these interactions to create value for both its clients and their constituents. Learn more at www.conduent.com.

EXHIBIT 99.1

Non-GAAP Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods' results against the corresponding prior periods' results. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primarily factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

Forward Looking Statements
This report and any exhibits to this Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health

EXHIBIT 99.1

information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our security systems and service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2016 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Tyler Scott, Conduent, +1-973-526-7171, tyler.scott@conduent.com

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per-share data)	2017	2016	2017	2016
Revenues
Revenue	$1,470	$1,585	$4,497	$4,856
Related party	10	11	32	38
Total Revenues	1,480	1,596	4,529	4,894

Cost of services	1,210	1,319	3,742	4,079
Related party cost of services	9	9	24	28
Gross Margin	261	268	763	787

Operating Costs and Expenses
Research and development	4	7	11	25
Selling, general and administrative	144	164	466	517
Restructuring and related costs	22	8	76	57
Amortization of intangible assets	60	63	182	200
Interest expense	35	1	105	3
Related party interest	—	10	—	30
Separation costs	2	15	8	34
(Gain) loss on sale of asset and businesses	(16)	—	(41)	1
Other (income) expenses, net	(3)	(2)	(24)	6
Total Operating Costs and Expenses	248	266	783	873

Income (Loss) before Income Taxes	13	2	(20)	(86)
Income tax expense (benefit)	30	1	11	(54)
(Loss) Income from Continuing Operations	(17)	1	(31)	(32)
Income from discontinued operations, net of tax	—	—	4	—
Net (Loss) Income	$(17)	$1	$(27)	$(32)

Basic Earnings (Loss) per Share:
Continuing operations	$(0.09)	$0.01	$(0.19)	$(0.16)
Discontinued operations	—	—	0.02	—
Total Basic (Loss) Income per Share	$(0.09)	$0.01	$(0.17)	$(0.16)

Diluted Earnings (Loss) per Share:
Continuing operations	$(0.09)	$0.01	$(0.19)	$(0.16)
Discontinued operations	—	—	0.02	—
Total Diluted (Loss) Income per Share	$(0.09)	$0.01	$(0.17)	$(0.16)

EXHIBIT 99.1

CONDUENT INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2017	2016	2017	2016
Net (Loss) Income	$(17)	$1	$(27)	$(32)

Other Comprehensive Income (Loss), Net:
Translation adjustments, net	8	(10)	34	(25)
Unrealized gains, net	—	—	2	1
Changes in defined benefit plans, net	—	1	—	2
Other Comprehensive Income (Loss), Net	8	(9)	36	(22)

Comprehensive (Loss) Income, Net	$(9)	$(8)	$9	$(54)

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$468	$390
Accounts receivable, net	1,380	1,286
Net receivable from former parent company	31	—
Other current assets	233	241
Total Current Assets	2,112	1,917
Land, buildings and equipment, net	249	283
Intangible assets, net	959	1,144
Goodwill	3,899	3,889
Other long-term assets	328	476
Total Assets	$7,547	$7,709
Liabilities and Equity
Short-term debt and current portion of long-term debt	$71	$28
Accounts payable	147	164
Accrued compensation and benefits costs	221	269
Unearned income	184	206
Net payable to former parent company	—	124
Other current liabilities	591	611
Total Current Liabilities	1,214	1,402
Long-term debt	1,991	1,913
Pension and other benefit liabilities	151	172
Deferred taxes	605	619
Other long-term liabilities	132	173
Total Liabilities	4,093	4,279

Series A Convertible Preferred Stock	142	142

Common stock	2	2
Additional paid-in-capital	3,834	3,812
Retained deficit	(34)	—
Accumulated other comprehensive loss	(490)	(526)
Net Equity	3,312	3,288
Total Liabilities and Equity	$7,547	$7,709

Shares of common stock issued & outstanding	210,372	202,875
Shares of Series A convertible preferred stock issued & outstanding	120	120

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net (loss) income	$(17)	$1	$(27)	$(32)
Adjustments required to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	123	135	378	417
Deferred tax expense (benefit)	24	(35)	(7)	(11)
Gain on investments	(3)	(3)	(10)	(6)
Amortization of debt financing costs	3	—	7	—
Net (gain) loss on sale of asset and businesses	(16)	—	(48)	1
Stock-based compensation	8	8	26	18
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(6)	(27)	(76)	(137)
Decrease (increase) in other current and long-term assets	12	2	(34)	(64)
Decrease in accounts payable and accrued compensation	(1)	(15)	(86)	(154)
Increase (decrease) in restructuring liabilities	1	(17)	25	8
Decrease in other current and long-term liabilities	(26)	(74)	(80)	(164)
Net change in income tax assets and liabilities	5	167	3	91
Other operating, net	(3)	(2)	(6)	(5)
Net cash provided by (used in) operating activities	104	140	65	(38)
Cash Flows from Investing Activities
Cost of additions to land, buildings and equipment	(20)	(31)	(57)	(86)
Proceeds from sales of land, buildings and equipment	—	—	33	—
Cost of additions to internal use software	(11)	(11)	(26)	(31)
Proceeds (payments) from sale (purchase) of businesses	56	(1)	56	(54)
Proceeds from investments	117	—	117	—
Net payments on related party notes receivable	—	43	—	43
Other investing, net	(1)	(1)	(1)	(1)
Net cash provided by (used in) investing activities	141	(1)	122	(129)
Cash Flows from Financing Activities
Proceeds on long term debt	—	2	306	6
Debt issuance fee payments	—	—	(9)	—
Payments on debt	(79)	(6)	(232)	(18)
Net (payments to) transfer from former parent	—	(145)	(161)	190
Employee stock plans (tax) / proceeds, net	(3)	—	(5)	—
Dividends paid on preferred stock	(2)	—	(7)	—
Other financing	(2)	—	(3)	(1)
Net cash (used in) provided by financing activities	(86)	(149)	(111)	177
Effect of exchange rate changes on cash and cash equivalents	—	(2)	2	(2)
Increase (decrease) in cash and cash equivalents	159	(12)	78	8
Cash and cash equivalents at beginning of period	309	160	390	140
Cash and Cash Equivalents at End of Period	$468	$148	$468	$148

EXHIBIT 99.1

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods . Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•
Amortization of intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.

•
Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•	Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net, litigation matters and all other (income) expenses, net.

•	NY Medicaid Management Information System (NY MMIS). Costs associated with the company not fully completing the State of New York Health Enterprise platform project.

•	Health Enterprise (HE charge). Cost associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana.

•	(Gain) loss on sale of asset and businesses.

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

EXHIBIT 99.1

Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Operating Income and Adjusted Operating Margin

We make adjustments to Costs and Expenses and Operating Margin for the following items, for the purpose of calculating Adjusted Operating Income and Adjusted Operating Margin:

•	Amortization of intangible assets.

•	Restructuring and related costs.

•	Separation costs.

•	Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.

•	Related Party Interest. Interest payments to former parent.

•	Other (income) expenses, net.

•	NY MMIS.

•	HE charge.

•	(Gain) loss of sale of asset and businesses.

We provide our investors with adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization adjusted for the following items:

•	Restructuring and related costs.

•	Separation costs.

•	Other (income) expenses, net.

•	NY MMIS.

•	HE charge.

•	(Gain) loss on sale of asset and businesses.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, capital lease additions and the gain on sale of an asset in 2017. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

EXHIBIT 99.1

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates.

Non-GAAP Outlook

In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results.

Net Income (Loss) and EPS Reconciliation:

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016
(in millions, except earnings per share)	Net Income (Loss)	EPS	Net Income (Loss)	EPS
GAAP as Reported From Continuing Operations	$(17)	$(0.09)	$1	$0.01
Adjustments:
Amortization of intangible assets	60		63
NY MMIS	1		—
Restructuring and related costs	22		8
HE charge	(3)		—
Separation costs	2		15
(Gain) loss on sale of asset and businesses	(16)		—
Other (income) expenses, net	(3)		(2)
Less: Income tax adjustments(1)	2		(33)
Adjusted Net Income (Loss) and EPS	$48	$0.22	$52	$0.24

(shares)
Weighted average common shares outstanding		204		203
Restricted stock and performance shares		3		3
8% Convertible preferred stock		—		5
Adjusted Weighted Average Shares Outstanding(2)		207		211
(1) Reflects the income tax (expense) benefit of the adjustments. Refer to Effective Tax Rate reconciliation for details.
(2) Average shares for the 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock quarterly dividend of $2 million for the three months ended September 30, 2017. Average shares for the 2016 calculation of adjusted EPS includes 5 million shares associated with our Series A convertible preferred stock and excludes the impact of the preferred stock quarterly dividend.

EXHIBIT 99.1

Effective Tax Rate Reconciliation:

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
(in millions)	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$13	$30	230.8%	$2	$1	50.0%
Non-GAAP adjustments(1)	63	17		84	33
Termination of COLI plan	—	(19)		—	—
Adjusted(2)	$76	$28	36.8%	$86	$34	39.5%
(1) Refer to Net Income (Loss) reconciliation for details.
(2) The tax impact of Adjusted Pre-Tax Income (Loss) from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income, which employs an annual effective tax rate method to the results.

Operating Income / Margin Reconciliation:

	Three Months Ended September 30, 2017			Three Months Ended September 30, 2016
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$13	$1,480	0.9%	$2	1,596	0.1%
Adjustments:
Amortization of intangible assets	60			63
NY MMIS	1			—
Restructuring and related costs	22			8
HE charge	(3)			—
Separation costs	2			15
Interest expense	35			1
Related party interest	—			10
(Gain) loss on sale of asset and businesses	(16)			—
Other (income) expenses, net	(3)			(2)	—
Adjusted Operating Income/Margin	$111	$1,480	7.5%	$97	$1,596	6.1%
(1) Pre-Tax Loss and revenue from continuing operations.

EXHIBIT 99.1

Adjusted EBITDA / Margin Reconciliation:

(in millions)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Year Ended December 31, 2016
GAAP Revenue As Reported	$1,480	$1,596	$6,408
NY MMIS charge	—	—	83
Adjusted Revenue	$1,480	$1,596	$6,491
Reconciliation to Adjusted EBITDA
GAAP Net Loss (Income) From Continuing Operations	$(17)	$1	$(983)
Interest expense	35	1	14
Related party interest	—	10	26
Income tax benefit	30	1	(244)
Depreciation	31	31	128
Amortization	92	104	485
EBITDA	$171	$148	$(574)
EBITDA Margin	11.6%	9.3%	(8.8)%
EBITDA	$171	$148	$(574)
Goodwill impairment	—	—	935
Restructuring and related costs	22	8	101
Separation costs	2	15	44
NY MMIS	1	—	161
NY MMIS depreciation	—	—	(52)
HE charge adjustment	(3)	—	—
(Gain) loss on sale of asset and businesses	(16)	—	(2)
Other (income) expenses, net	(3)	(2)	22
Adjusted EBITDA	$174	$169	$635
Adjusted EBITDA Margin	11.8%	10.6%	9.8%

Free Cash Flow Reconciliation:

(in millions)	Three Months Ended September 30, 2017	Year Ended December 31, 2016
Operating Cash Flow	$104	$108
Cost of additions to land, buildings & equipment	(20)	(149)
Cost of additions to internal use software	(11)	(39)
Vendor financed capital leases	—	(1)
Free Cash Flow	$73	$(81)